Archrock, Inc. Reports Second Quarter 2018 Results

HOUSTON, August 2, 2018 - Archrock, Inc. (NYSE: AROC) (“Archrock” or the “Company”) today reported results for the second quarter of 2018.

Second Quarter 2018 Financial Results

Revenue for the second quarter of 2018 was $226.9 million, up from $198.0 million in the second quarter of 2017. Net income for the second quarter of 2018 was $4.1 million, compared to a net loss of $4.0 million in the second quarter of 2017. Gross margin for the second quarter of 2018 totaled $108.3 million, compared to $96.1 million for the second quarter of 2017. Adjusted EBITDA (as defined below), was $84.7 million for the second quarter of 2018, compared to $74.2 million for the second quarter of 2017.

“We delivered another quarter of strong financial results and continued building positive momentum across our operation. We maintained solid gross margins in both segments, grew our operating base by 40,000 horsepower, further reduced our leverage and increased our dividend by 10%, a quarter ahead of our previous guidance,” said Brad Childers, Archrock’s President and Chief Executive Officer. “These accomplishments, combined with the recent completion of our acquisition of Archrock Partners, keep us on track to profitably grow our business, further reduce leverage and return additional capital to investors.”

“Strong natural gas production growth, including associated natural gas, continued to drive our business in the second quarter and supports our outlook for further growth ahead,” continued Childers. “Customer activity remains high, which is reflected in our strong contract compression backlog and the momentum experienced in our aftermarket services segment. As an energy infrastructure company focused on the midstream sector, Archrock provides essential services for the production and gathering of natural gas. Our broad geographic footprint and modern fleet, a majority of which is large-horsepower, position us to meet robust customer demand in all major shale basins.”

Segment Results

For the contract operations segment, revenue totaled $165.5 million for the second quarter of 2018, reflecting an increase of 9% compared to $151.1 million in the second quarter of 2017. Gross margin was $97.6 million, up from $88.9 million in the second quarter of 2017, reflecting a gross margin percentage of 59%, unchanged from the prior year quarter. Total operating horsepower at the end of the second quarter of 2018 was 3.4 million horsepower, up from 3.1 million horsepower in the prior year quarter. Utilization at the end of the second quarter of 2018 was 86%, compared to 81% for the second quarter of 2017.

For the aftermarket services segment, revenue totaled $61.4 million for the second quarter of 2018, reflecting an increase of 31% compared to $46.9 million in the second quarter of 2017. Gross margin was $10.6 million, up from $7.3 million in the second quarter of 2017, reflecting a gross margin percentage of 17%, compared to 15% in the prior year quarter.

Balance Sheet

Total consolidated debt as of June 30, 2018 was $1.46 billion, compared to $1.43 billion as of March 31, 2018. The company’s leverage ratio as of June 30, 2018 was 4.9x, compared to 5.0x as of March 31, 2018, which was pro forma for the acquisition of Archrock Partners L.P. (“Archrock Partners”).

Quarterly Dividend & Other Updates

Archrock’s Board of Directors recently declared a quarterly dividend of $0.132 per share of common stock, or $0.528 per share on an annualized basis. The dividend represents an increase of 10% over the previous quarterly dividend of $0.12 per share. Coverage as of the second quarter of 2018 was 2.76x. The dividend will be paid on August 14, 2018 to stockholders of record at the close of business on August 7, 2018.

On April 26, 2018, Archrock completed the acquisition of all outstanding common units of Archrock Partners that it did not previously own.

“We are pleased to have completed our acquisition of Archrock Partners, which results in significant benefits to our shareholders immediately and over the long term,” said Childers. “As a result of the transaction, we simplified our capital structure, improved our cost of capital and accelerated our path to leverage reduction. Following the transaction, we continue to expect annual dividend growth of 10% to 15%, with dividend coverage of at least 2.0x, through 2020, and leverage below 4.0x in 2020.”

	Three Months Ended
	June 30,	March 31,	June 30,
(in thousands, except percentages and ratios)	2018	2018	2017

Net income (loss)	$4,149	$2,069	$(4,036)
Net income (loss) attributable to Archrock stockholders	$1,937	$(3,816)	$(6,687)
Net income (loss) attributable to Archrock stockholders per share	$0.02	$(0.06)	$(0.10)
Adjusted EBITDA	$84,694	$80,539	$74,182

Contract operations revenue	$165,450	$161,197	$151,114
Contract operations gross margin	$97,641	$96,602	$88,871
Contract operations gross margin percentage	59%	60%	59%

Aftermarket services revenue	$61,420	$50,843	$46,868
Aftermarket services gross margin	$10,627	$8,506	$7,259
Aftermarket services gross margin percentage	17%	17%	15%

Selling, general, and administrative	$26,649	$27,508	$25,162

Cash available for dividend	$47,230	$45,137	N/A(1)
Cash available for dividend coverage	2.76x	2.90x	N/A(1)

Total available horsepower (at period end)	3,881	3,862	3,827
Total operating horsepower (at period end)	3,354	3,314	3,118
Horsepower utilization spot (at period end)	86%	86%	81%
——————

(1)	Concurrent with the closing of the merger of Archrock, Inc. and Archrock Partners, L.P., the definition of cash available for dividend was changed. As such, historical periods are not presented.

Conference Call Details

Archrock will host a conference call on Thursday, August 2, 2018, to discuss their second quarter 2018 financial results. The call will begin at 11:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-888-517-2464 in the United States and Canada or +1 (630) 827-6816 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Archrock conference call number 9475 687.

A replay of the conference call will be available on Archrock’s website for approximately seven days. Also, a replay may be accessed by dialing 1 (888) 843-7419 in the United States and Canada, or +1 (630) 652-3042 for international calls. The access code is 9475 687#.

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Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding income taxes, interest expense, depreciation and amortization, long-lived asset impairment, restatement and other charges, restructuring and other charges, debt extinguishment costs, merger-related costs, indemnification (income) expense, net, non-cash stock-based compensation and other items. A reconciliation of adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, appears below.

Gross margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to net income (loss), the most directly comparable GAAP measure, appears below.

Cash available for dividend, a non-GAAP measure, is defined as net income (loss) excluding income taxes, interest expense, depreciation and amortization, long-lived asset impairment, restatement and other charges, debt extinguishment costs, merger-related costs, indemnification income, net and non-cash stock based compensation less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest. Reconciliations of cash available for dividend to net income (loss), and cash flows from operating activities, the most directly comparable GAAP measures, appear below.

About Archrock

Archrock, Inc. (NYSE: AROC) is a pure-play U.S. natural gas contract compression services business and a leading supplier of aftermarket services to customers that own compression equipment in the United States. Archrock is headquartered in Houston, Texas, operating in the major oil and gas producing regions in the United States, with approximately 1,700 employees. For more information, visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock, Inc. (“Archrock” or “AROC”). Forward-looking information includes, but is not limited to statements regarding: fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic and market conditions and trends; Archrock’s operational and financial strategies, including planned growth strategies, Archrock’s ability to successfully effect those strategies and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; and statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their businesses. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: changes in customer, employee or supplier relationships; local, regional and national economic and financial market conditions and the impact they may have on Archrock and its customers; changes in tax laws; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; the financial condition of Archrock’s customers; the failure of any customer to perform its contractual obligations; changes in safety, health, environmental and other regulations; the effectiveness of Archrock’s control environment, including the identification of additional control deficiencies; the results of any reviews, investigations or other preceding by government authorities; the results of any shareholder actions relating to Archrock’s restatement of financial statements that may be filed; the potential additional costs related to Archrock’s restatement, cost sharing with Exterran Corporation and addressing any reviews, investigation or other proceedings by government authorities or shareholder actions; and with respect to Archrock, the performance of Archrock Partners.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2017, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Paul Burkhart, Vice President Finance
281-836-8688
investor.relations@archrock.com

ARCHROCK, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2018	2018	2017
Revenue:
Contract operations	$165,450	$161,197	$151,114
Aftermarket services	61,420	50,843	46,868
Total revenue	226,870	212,040	197,982

Costs and expenses:
Cost of sales (excluding depreciation and amortization):
Contract operations	67,809	64,595	62,243
Aftermarket services	50,793	42,337	39,609
Selling, general and administrative	26,649	27,508	25,162
Depreciation and amortization	43,331	44,455	47,248
Long-lived asset impairment	6,953	4,710	5,508
Restatement and other charges	(1,076)	485	1,920
Restructuring and other charges	—	—	366
Interest expense	23,337	22,547	22,504
Debt extinguishment costs	2,450	—	—
Merger-related costs	5,686	4,125	—
Other income, net	(1,644)	(1,145)	(962)
Total costs and expenses	224,288	209,617	203,598
Income (loss) before income taxes	2,582	2,423	(5,616)
Provision for (benefit from) income taxes	(1,567)	354	(1,580)
Net income (loss)	4,149	2,069	(4,036)
Less: Net income attributable to the noncontrolling interest	(2,212)	(5,885)	(2,651)
Net income (loss) attributable to Archrock stockholders	$1,937	$(3,816)	$(6,687)

Basic and diluted net income (loss) per common share: (1)
Net income (loss) attributable to Archrock common stockholders	$0.02	$(0.06)	$(0.10)

Weighted average common shares outstanding:
Basic	111,296	69,916	69,588
Diluted	111,402	69,916	69,588

Dividends declared and paid per common share	$0.12	$0.12	$0.12
——————

(1)
Basic and diluted net income (loss) attributable to Archrock common stockholders per common share was computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have nonforfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income (loss) attributable to Archrock common stockholders per common share.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands, except percentages)

	Three Months Ended
	June 30,	March 31,	June 30,
	2018	2018	2017
Revenue:
Contract operations	$165,450	$161,197	$151,114
Aftermarket services	61,420	50,843	46,868
Total revenue	$226,870	$212,040	$197,982

Gross margin (1):
Contract operations	$97,641	$96,602	$88,871
Aftermarket services	10,627	8,506	7,259
Total gross margin	$108,268	$105,108	$96,130

Gross margin percentage:
Contract operations	59%	60%	59%
Aftermarket services	17%	17%	15%
Total gross margin percentage	48%	50%	49%

Selling, general and administrative	$26,649	$27,508	$25,162
% of revenue	12%	13%	13%

Adjusted EBITDA (1)	$84,694	$80,539	$74,182
% of revenue	37%	38%	37%

Capital expenditures	$62,200	$69,972	$68,494
Less: Proceeds from sale of property, plant and equipment	(4,348)	(14,845)	(3,123)
Net capital expenditures	$57,852	$55,127	$65,371

Total available horsepower (at period end) (2)	3,881	3,862	3,827
Total operating horsepower (at period end) (3)	3,354	3,314	3,118
Average operating horsepower	3,342	3,289	3,096
Horsepower utilization:
Spot (at period end)	86%	86%	81%
Average	86%	85%	81%
——————

(1)
Management believes gross margin and adjusted EBITDA provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

(2)	Defined as idle and operating horsepower. New compressor units completed by a third party manufacturer that have been delivered to us are included in the fleet.

(3)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.

	June 30,	March 31,	June 30,
	2018	2018	2017
Balance Sheet
Debt - Parent level	$—	$52,500	$65,500
Debt - Archrock Partners, L.P.	1,458,863	1,374,552	1,377,152
Total consolidated debt (1)	$1,458,863	$1,427,052	$1,442,652

Archrock stockholders' equity	$830,725	$782,280	$733,091
——————

(1)	Carrying values are shown net of unamortized debt discounts and unamortized deferred financing costs.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2018	2018	2017
Reconciliations of GAAP to Non-GAAP Financial Information:

Net income (loss)	$4,149	$2,069	$(4,036)
Depreciation and amortization	43,331	44,455	47,248
Long-lived asset impairment	6,953	4,710	5,508
Restatement and other charges	(1,076)	485	1,920
Restructuring and other charges	—	—	366
Interest expense	23,337	22,547	22,504
Debt extinguishment costs	2,450	—	—
Merger-related costs	5,686	4,125	—
Stock-based compensation expense	1,969	1,794	1,922
Indemnification (income) expense, net	(538)	—	330
Provision for (benefit from) income taxes	(1,567)	354	(1,580)
Adjusted EBITDA (1)	84,694	80,539	74,182
Selling, general and administrative	26,649	27,508	25,162
Stock-based compensation expense	(1,969)	(1,794)	(1,922)
Indemnification income (expense), net	538	—	(330)
Other income, net	(1,644)	(1,145)	(962)
Gross margin (1)	$108,268	$105,108	$96,130
——————

(1)
Management believes adjusted EBITDA and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands, except per share amounts and ratios)

	Three Months Ended
	June 30,	March 31,
	2018	2018
Reconciliation of Archrock, Inc. Net Income to Cash Available for Dividend
Net income	$4,149	$2,069
Depreciation and amortization	43,331	44,455
Long-lived asset impairment	6,953	4,710
Restatement and other charges	(1,076)	485
Interest expense	23,337	22,547
Debt extinguishment costs	2,450	—
Merger-related costs	5,686	4,125
Stock-based compensation expense	1,969	1,794
Indemnification income, net	(538)	—
Provision for (benefit from) income taxes	(1,567)	354
Adjusted EBITDA (1)	84,694	80,539
Less: Maintenance capital expenditures	(13,121)	(11,135)
Less: Other capital expenditures	(4,479)	(4,564)
Less: Cash tax refund	1,439	679
Less: Cash interest	(21,303)	(20,382)
Cash available for dividend (2)	$47,230	$45,137

Dividend declared for the period per share	$0.132	$0.120
Dividend declared for the period to all shareholders (3)	$17,116	$15,553
Cash available for dividend coverage (4)	2.76x	2.90x

Reconciliation of Archrock, Inc. Cash Flows from Operations to Cash Available for Dividend
Cash flows from operating activities	$42,760	$62,455
Inventory write downs	(553)	(465)
Provision for doubtful accounts	(288)	(620)
Gain on sale of property, plant and equipment	993	1,195
Current income tax provision	55	59
Cash tax refund	1,439	679
Amortization of contract costs	(3,397)	(2,884)
Restatement and other charges	(1,076)	485
Merger-related costs	5,686	4,125
Indemnification income, net	(538)	—
Changes in assets and liabilities	19,751	(3,988)
Maintenance capital expenditures	(13,121)	(11,135)
Other capital expenditures	(4,479)	(4,564)
Payments for settlement of interest rate swaps that include financing elements	(2)	(205)
Cash available for dividend (2)	$47,230	$45,137

Dividend declared for the period per share	$0.132	$0.120
Dividend declared for the period to all shareholders	$17,116	$15,553
Cash available for dividend coverage (3)	2.76x	2.90x
——————

(1)
Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone.  Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.

(2)	Management uses cash available for dividend as a supplemental performance measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned dividends.

(3)	Defined as cash available for dividend divided by dividends declared.